Exhibit 99.122

North Valley Bancorp Reports Increased Net Income for 2006

•	Net Income Increased 23.6% to $3,054,000 for Fourth Quarter 2006 over Fourth Quarter 2005
•	Net Income Increased 13.6% to $10,396,000 for 2006
•	Interest Income Increased 12.8% for 2006
•	Noninterest Income Increased 12.8% for 2006
•	Net Interest Margin Increased to 5.41% Compared to 5.40% for Fourth Quarter 2005 and 5.28% for the Linked Quarter
•	Loan Portfolio Credit Quality Remained Outstanding

January 30, 2007 - REDDING, CA - North Valley Bancorp (NASDAQ:NOVB), a bank holding company with $906 million in assets, today reported results for the quarter and year ended December 31, 2006. North Valley Bancorp ("the Company") is the parent company for North Valley Bank ("NVB").

The Company reported net income for the fourth quarter ended December 31, 2006 of $3,054,000, or $0.40 per diluted share, compared to $2,470,000, or $0.32 per diluted share, for the same period in 2005. This represents an increase in net income of $584,000, or 23.6%, compared to the fourth quarter of 2005. For the fourth quarter, the Company realized an annualized return on average shareholders’ equity of 16.48% and an annualized return on average assets of 1.33%, as compared to 13.91% and 1.06%, respectively, in the fourth quarter of 2005.

The Company reported net income for the year ended December 31, 2006 of $10,396,000, or $1.36 per diluted share, compared to $9,149,000, or $1.17 per diluted share, for the year ended December 31, 2005. This represents an increase in net income of $1,247,000, or 13.6%. For the year 2006, the Company realized a return on average shareholders’ equity of 14.48% and a return on average assets of 1.15%, as compared to 13.42% and 1.01%, respectively, for 2005.

During 2006, total assets decreased $12,742,000, or 1.4%, to $905,673,000 at year end. The Company was successful in shifting more of its earning assets into the loan portfolio as loans increased $35,281,000, or 5.6%, and totaled $659,793,000 at December 31, 2006. The loan to deposit ratio at year end 2006 was 87.9% as compared to 83.6% at year end 2005. Total deposits grew $3,598,000, or 0.5%, to total $750,288,000 at December 31, 2006.

2006 Financial Performance

Net interest income, which represents the Company’s largest component of revenues and is the difference between interest earned on loans and investments and interest paid on deposits and borrowings, increased $1,519,000, or 3.7%, for the year ended December 31, 2006 compared to 2005. This was due to an increase in interest income of $6,501,000 which was partially offset by an increase in interest expense of $4,982,000. The increase in interest income was primarily due to an increase in average loans of $41,729,000 and an increase in rates reflective of the Federal Reserve Board Open Market Committee raising rates 100 basis points during 2006. The increase in average total loans was primarily funded by the decrease in average investments of $51,287,000. Average yields on earning assets increased 80 basis points to 7.23% for 2006 and the average rate paid on interest-bearing liabilities increased by 79 basis points to 2.32%. The increase in asset yields was primarily due to average loan yields, which increased from 7.19% in 2005 to 7.82% in 2006. The Company’s net interest margin in 2006 was 5.40%, an increase from 5.22% in 2005. During the fourth quarter of 2006, the Company’s net interest margin was 5.41%, slightly above the 5.40% net interest margin in the fourth quarter of 2005, and an increase from the 5.28% net interest margin for the linked quarter. The increase in the net interest margin was due to the rising interest rate environment experienced in 2006 as well as earning assets consisting of a higher concentration of loans compared to 2005. “Our net interest margin expanded in the fourth quarter over the linked quarter as we recognized an increase in yield on our earning assets of 16 basis points, while our cost of funds only increased 3 basis points. Our margin continues to be strong as we have remained price disciplined in a very competitive deposit and loan pricing environment.” commented Kevin Watson, Chief Financial Officer.

Noninterest income for the quarter ended December 31, 2006 was $3,239,000 compared to $3,234,000 for the same period in 2005. Other fees and charges increased by $137,000 to $852,000 for the fourth quarter of 2006 compared to $715,000 for the fourth quarter of 2005, while service charges on deposits increased by $96,000 to $1,631,000 for the quarter compared to $1,535,000 for the same period in 2005.

Noninterest income increased to $12,650,000 for the year ended December 31, 2006 compared to $11,214,000 for 2005. Service charges on deposits increased by $897,000 in 2006 while other fees and charges increased $533,000 in 2006 compared to 2005 due to increased servicing fees. Earnings on the cash surrender value of life insurance policies increased from $1,078,000 in 2005 to $1,211,000 in 2006 due to higher market rates associated with those policies. Other noninterest income decreased $127,000 from 2005 levels due mainly to reduction in the level of loans and securities sales.

Noninterest expense decreased $311,000 to $9,860,000 for the fourth quarter of 2006 from $10,171,000 for the fourth quarter in 2005. Salaries and employee benefits decreased $98,000, furniture and equipment expense decreased $104,000, and other expenses decreased $138,000, while occupancy expense increased $29,000.

Noninterest expense totaled $39,615,000 for the year 2006 compared to $37,592,000 for 2005 which is an increase of $2,023,000 or 5.4%. Salaries and benefits increased by $1,991,000, or 10.1%, over 2005 levels due primarily to the hiring of seasoned lending teams that specialize in business lending in Sonoma and Placer counties. Equipment expense decreased slightly from $2,160,000 in 2005 to $2,153,000 in 2006. Occupancy expense increased from $2,724,000 in 2005 to $3,023,000 in 2006. Other expenses, which include professional services, data processing, and marketing expenses, decreased by $260,000 in 2006 compared to 2005.

The Company recorded a provision for loan and lease losses for the quarter ended December 31, 2006 of $50,000, a decrease of $150,000 compared to the $200,000 recorded for the quarter ended December 31, 2005. A provision for loan and lease losses of $975,000 was recorded for the year ended December 31, 2006, a $45,000 increase from the $930,000 for 2005. The increase in provision for loan and lease losses for the year 2006 compared to 2005 reflected continued growth in the Company’s loan portfolio and management’s concern for current economic uncertainty.

The provision for income taxes for the year ended December 31, 2006 was $4,158,000, resulting in an effective tax rate of 29%, compared to $4,518,000, or an effective tax rate of 33%, for the year ended December 31, 2005. The decrease is due to a change in estimated tax rate to be applied to 2006 net income to reflect greater California jobs credits and a lowering of the expected Federal statutory rate on the Company’s taxable income in 2006.

Credit Quality

Nonperforming loans (defined as nonaccrual loans and loans 90 days or more past due and still accruing interest) decreased $278,000 to $475,000, or 0.07%, of total loans at December 31, 2006 from $753,000, or 0.12%, of total loans at December 31, 2005. Other real estate owned at December 31, 2006 was $902,000, consisting of land originally purchased for bank expansion, which management has listed for sale as the land is no longer needed due to the acquisition of Yolo Community Bank in 2004. The allowance for loan and lease losses at December 31, 2006 was $8,831,000, or 1.34% of total loans, compared to $7,864,000, or 1.26% of total loans, at December 31, 2005. The Company had net charge-offs for the twelve months ended December 31, 2006 of $9,000 compared to net charge-offs of $283,000 for 2005.

Summary

“The year-end results reflect our disciplined approach to managing our net interest margin in a competitive market resulting in solid performance for 2006. The Bank is continuing to focus on credit quality, control of non interest expense, core deposit growth and maintaining a strong net interest margin. This approach continues to strengthen the Bank’s financial performance,” stated Michael J. Cushman, President & CEO.

North Valley Bancorp is a bank holding company headquartered in Redding, California. Its subsidiary, North Valley Bank ("NVB"), operates twenty-six commercial banking offices in Shasta, Humboldt, Del Norte, Mendocino, Yolo, Solano, Sonoma, Placer and Trinity Counties in Northern California, including two in-store supermarket branches and seven Business Banking Centers. North Valley Bancorp, through NVB, offers a wide range of consumer and business banking deposit products and services including internet banking and cash management services. In addition to these depository services, NVB engages in a full complement of lending activities including consumer, commercial and real estate loans. Additionally, NVB has SBA Preferred Lender status and provides investment services to its customers. Visit the Company's website address at www.novb.com for more information.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally, regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of the war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the Company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release.

For further information contact:
Michael J. Cushman	or	Kevin R. Watson
President & Chief Executive Officer		Executive Vice President & Chief Financial Officer
(530) 226-2900 Fax: (530) 221-4877		(530) 226-2900 Fax: (530) 221-4877

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands, except share and per share data)

	Three Months Ended
	December 31,
Statement of Income Data	2006	2005	$ Change	% Change
Interest income
Loans and leases (including fees)	$13,379	$11,773	$1,606	13.6%
Investment securities	1,573	1,803	(230)	-12.8%
Federal funds sold and other	84	174	(90)	-51.7%
Total interest income	15,036	13,750	1,286	9.4%
Interest expense
Interest on deposits	3,113	2,003	1,110	55.4%
Subordinated debentures	613	436	177	40.6%
Other borrowings	414	386	28	7.3%
Total interest expense	4,140	2,825	1,315	46.5%
Net interest income	10,896	10,925	(29)	-0.3%
Provision for loan and lease losses	50	200	(150)	-75.0%
Net interest income after provision for loan and lease losses	10,846	10,725	121	1.1%

Noninterest income
Service charges on deposit accounts	1,631	1,535	96	6.3%
Other fees and charges	852	715	137	19.2%
Other	756	984	(228)	-23.2%
Total noninterest income	3,239	3,234	5	0.2%

Noninterest expenses
Salaries and employee benefits	5,317	5,415	(98)	-1.8%
Occupancy	768	739	29	3.9%
Furniture and equipment	543	647	(104)	-16.1%
Other	3,232	3,370	(138)	-4.1%
Total noninterest expenses	9,860	10,171	(311)	-3.1%
Income before provision for income taxes	4,225	3,788	437	11.5%
Provision for income taxes	1,171	1,318	(147)	-11.2%
Net income	$3,054	$2,470	$584	23.6%

Common Share Data
Earnings per share
Basic	$0.42	$0.33	$0.09	27.3%
Diluted	$0.40	$0.32	$0.08	25.0%

Weighted average shares outstanding	7,287,827	7,494,756
Weighted average shares outstanding - diluted	7,546,364	7,807,349
Book value per share	$10.34	$9.58
Tangible book value	$8.00	$7.22
Shares outstanding	7,300,914	7,497,599

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands, except share and per share data)

	Twelve Months Ended
	December 31,
Statement of Income Data	2006	2005	$ Change	% Change
Interest income
Loans and leases (including fees)	$50,241	$42,472	$7,769	18.3%
Investment securities	6,658	7,658	(1,000)	-13.1%
Federal funds sold and other	280	548	(268)	-48.9%
Total interest income	57,179	50,678	6,501	12.8%
Interest expense
Interest on deposits	10,026	6,373	3,653	57.3%
Subordinated debentures	2,456	1,708	748	43.8%
Other borrowings	2,203	1,622	581	35.8%
Total interest expense	14,685	9,703	4,982	51.3%
Net interest income	42,494	40,975	1,519	3.7%
Provision for loan and lease losses	975	930	45	4.8%
Net interest income after provision for loan and lease losses	41,519	40,045	1,474	3.7%

Noninterest income
Service charges on deposit accounts	6,437	5,540	897	16.2%
Other fees and charges	3,186	2,653	533	20.1%
Other	3,027	3,021	6	0.2%
Total noninterest income	12,650	11,214	1,436	12.8%

Noninterest expenses
Salaries and employee benefits	21,775	19,784	1,991	10.1%
Occupancy	3,023	2,724	299	11.0%
Furniture and equipment	2,153	2,160	(7)	-0.3%
Other	12,664	12,924	(260)	-2.0%
Total noninterest expenses	39,615	37,592	2,023	5.4%
Income before provision for income taxes	14,554	13,667	887	6.5%
Provision for income taxes	4,158	4,518	(360)	-8.0%
Net income	$10,396	$9,149	$1,247	13.6%

Common Share Data
Earnings per share
Basic	$1.41	$1.23	$0.18	14.6%
Diluted	$1.36	$1.17	$0.19	16.2%

Weighted average shares outstanding	7,379,959	7,423,968
Weighted average shares outstanding - diluted	7,637,623	7,797,510
Book value per share	$10.34	$9.58
Tangible book value	$8.00	$7.22
Shares outstanding	7,300,914	7,497,599

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands)

Balance Sheet Data	December 31, 2006	December 31, 2005
Assets
Cash and due from banks	$30,826	$48,294
Federal funds sold and other	10,670	7,800
Available-for-sale securities - at fair value	133,571	164,258
Held-to-maturity securities - at amortized cost	82	91

Loans and leases net of deferred loan fees	659,793	624,512
Allowance for loan and lease losses	(8,831)	(7,864)
Net loans and leases	650,962	616,648

Premises and equipment, net	13,797	14,946
Other real estate owned	902	902
Goodwill and core deposit intangibles, net	17,074	17,690
Accrued interest receivable and other assets	47,789	47,786
Total assets	$905,673	$918,415

Liabilities and Shareholders' Equity
Deposits:
Demand, noninterest bearing	$194,842	$186,555
Demand, interest bearing	160,939	194,735
Savings and money market	196,833	195,866
Time	197,674	169,534
Total deposits	750,288	746,690
Other borrowed funds	37,500	56,500
Accrued interest payable and other liabilities	10,433	11,463
Subordinated debentures	31,961	31,961
Total liabilities	830,182	846,614
Shareholders' equity	75,491	71,801
Total liabilities and shareholders' equity	$905,673	$918,415

Asset Quality
Nonaccrual loans and leases	$72	$686
Loans and leases past due 90 days and accruing interest	403	67
Other real estate owned	902	902
Total nonperforming assets	$1,377	$1,655

Allowance for loan and lease losses to total loans	1.34%	1.26%
Allowance for loan and lease losses to NPL's	1859.16%	1044.36%
Allowance for loan and lease losses to NPA's	641.32%	475.17%

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Selected Financial Ratios	2006	2005	2006	2005
Return on average total assets	1.33%	1.06%	1.15%	1.01%
Return on average shareholders' equity	16.48%	13.91%	14.48%	13.42%
Net interest margin (tax equivalent basis)	5.41%	5.40%	5.40%	5.22%
Efficiency ratio	69.76%	71.83%	71.84%	72.03%

Selected Average Balances
Loans	$663,917	$622,188	$642,167	$590,313
Taxable investments	119,115	154,357	129,943	167,516
Tax-exempt investments	22,101	23,456	22,864	24,536
Federal funds sold and other	6,785	16,528	5,747	17,789
Total earning assets	$811,918	$816,529	$800,721	$800,154
Total assets	$907,937	$921,456	$901,273	$904,160

Demand deposits - interest bearing	$162,207	$195,698	$166,156	$195,468
Savings and money market	202,326	198,806	202,722	202,727
Time deposits	192,987	169,024	179,832	158,988
Other borrowings	72,621	77,854	84,751	77,284
Total interest bearing liabilities	$630,141	$641,382	$633,461	$634,467
Demand deposits - noninterest bearing	$192,071	$199,440	$185,281	$190,183
Shareholders' equity	$73,504	$70,455	$71,795	$68,161

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands, except per share data)

	For the Quarter Ended
	December 2006	September 2006	June 2006	March 2006
Interest income	$15,036	$14,506	$14,010	$13,627
Interest expense	4,140	3,996	3,315	3,234
Net interest income	10,896	10,510	10,695	10,393

Provision for loan and lease losses	50	555	370	-
Noninterest income	3,239	3,598	3,015	2,798
Noninterest expense	9,860	9,859	9,880	10,016

Income before provision for income taxes	4,225	3,694	3,460	3,175
Provision for income taxes	1,171	775	1,166	1,046
Net Income	$3,054	$2,919	$2,294	$2,129

Earnings per share:
Basic	$0.42	$0.40	$0.31	$0.28
Diluted	$0.40	$0.39	$0.30	$0.27